UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2006
__________________________________

VAIL BANKS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-25081	84-1250561
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

0015 Benchmark Road, Suite 300, P.O. Box 6580 Avon, Colorado	81620
(Address of Principal Executive Offices)	(Zip Code)

(970) 476-2002
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Agreement and Plan of Merger

On May 31, 2006, Vail Banks, Inc. (“Vail Banks”) entered into the Agreement and Plan of Merger (the “Merger Agreement”) with U.S. Bancorp (“Acquirer”) and Powder Acquisition Corp. (“Merger Sub”), a subsidiary of Acquirer. The Merger Agreement and the transactions contemplated thereby were approved by Vail Banks’ Board of Directors and recommended to the Vail Banks shareholders on May 31, 2006. Vail Banks, Acquirer, and Merger Sub are sometimes referred to herein as the “Parties.”

Pursuant to the Merger Agreement, at the effective time of the Merger, Merger Sub will merge with and into Vail Banks (the “Merger”), with Vail Banks continuing as the surviving corporation.  All Vail Banks common shares issued and outstanding will be immediately and automatically converted into the right to receive $17.00 per share in cash, and all outstanding options will be immediately and automatically converted into the right to receive the difference between $17.00 per option in cash and the exercise price of such option.  The total transaction value is approximately $98.6 million.

Vail Banks, Acquirer, and Merger Sub have made customary representations, warranties, and covenants in the Merger Agreement, including, among others, Vail Banks’ covenant not to, and not to permit any affiliate of Vail Banks to, solicit alternative transactions or, subject to certain exceptions, participate in discussions relating to any alternative transaction. Vail Banks will continue to pay its regular quarterly dividend to shareholders until the closing of the Merger.

Consummation of the Merger, which is currently expected to occur in the fourth quarter of 2006, is contingent upon customary closing conditions, regulatory approval and the approval of Vail Banks’ shareholders. The Merger Agreement contains certain termination rights for Vail Banks and Acquirer, and provides that, upon termination of the Merger Agreement under specified circumstances, Vail Banks will be required to pay Acquirer a fee of approximately $3.95 million.

The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto, and is incorporated by reference.

Cautionary Statements

The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the Parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the Parties.

The representations, warranties and covenants made by the Parties in the Merger Agreement are qualified and limited, including by information in the schedules referenced in the Merger Agreement that Vail Banks delivered in connection with the execution of the Merger Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Vail Banks or its affiliates.

This report is being made in respect of a proposed merger transaction involving Vail Banks, Acquirer and Merger Sub. In connection with the transaction, Vail Banks will file with the SEC a proxy statement on Schedule 14A and other documents concerning the proposed transaction as soon as practicable. Before making any voting or investment decision, shareholders are urged to read these documents carefully and in their entirety when they become available because they will contain important information about the proposed transaction.

The final proxy statement will be mailed to Vail Banks’ shareholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s Internet Web site, www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained for free at the Vail Banks’ web site, www.weststarbank.com, or by contacting Ray Verlinde, SEVP and Chief Administrative Officer, or Lisa Dillon, Vice Chairman, Vail Banks, at telephone number (970) 328-9700.

Vail Banks and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding Vail Banks’ directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the proxy statement relating to the proposed transactions, when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. “A copy of this agreement is attached hereto as Exhibit 10.1”.

Side Letter Agreement with E.B. Chester

In connection with the Merger Agreement, on May 31, 2006, Vail Banks entered into an agreement with E.B. Chester, the Chairman of the Board of Vail Banks. This agreement supersedes the Change in Control and Compensation Agreements previously entered into between Vail Banks and Mr. Chester.  This agreement specifies the timing required for Vail Banks to make payments to Mr. Chester otherwise required to be made under those superseded agreements, which will occur in two payments, (1) at the time of the closing of the Merger, and (2) on or before January 2, 2007.

ITEM 8.01 OTHER EVENTS.

On June 1, 2006, the Registrant (1) issued a Press Release regarding the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1, (2) distributed an Employee Question and Answer document to all its employees, informing those employees of key issues associated with the Merger Agreement, a copy of which is attached hereto as Exhibit 99.2, (3) distributed a Customer Question and Answer document to all of its employees, informing those employees of the potential for questions regarding the Merger Agreement and possible answers to those questions, a copy of which is attached hereto as Exhibit 99.3, and (4) distributed a letter from Gary S. Judd, President and Chief Executive Officer of the Registrant, and Jerry Grundhofer, Chairman and Chief Executive Officer of U.S. Bancorp, to Vail Banks employees regarding the Merger, a copy of which is attached hereto as Exhibit 99.4.

All of the forgoing materials are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 31, 2006, by and among U.S. Bancorp, Powder Acquisition Corp., and Vail Banks, Inc.

10.1	Agreement, dated May 31, 2006, by and between Vail Banks, Inc. and E. B. Chester

99.1	Press Release issued by Vail Banks, Inc. on June 1, 2006

99.2	Employee Question and Answer

99.3	Customer Question and Answer

99.4
Letter from Gary S. Judd, President and Chief Executive Officer of the Registrant, and Jerry Grundhofer, Chairman and Chief Executive Officer of U.S. Bancorp, to Vail Banks employees dated June 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VAIL BANKS, INC.

By:/s/ Gary S. Judd
Gary S. Judd Chief Executive Officer and President

Dated: June 1, 2006

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